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EXHIBIT 10.3

                             SUBORDINATION AGREEMENT


THIS SUBORDINATION AGREEMENT is made by and among VALOR ELECTRONICS, INC., a California corporation ("Borrower"), TELEMETRIX, PLC, a corporation organized under the laws of the United Kingdom ("Creditor") and UNION BANK OF CALIFORNIA, N.A. ("Bank"), a national banking association. Borrower, Creditor and Bank are hereafter sometimes referred to individually as "a Party" or collectively as "the Parties."

1. RECITALS. Borrower and Creditor acknowledge that the giving of this Subordination Agreement is for Bank's benefit and is a material condition precedent to Bank's extending or continuing any present or future financial accommodations of whatever nature to Borrower, and that Creditor has derived or expects to derive material financial advantages or other benefits commensurate in value to the obligations and liabilities being undertaken by Creditor under the terms of this Agreement. Borrower and Creditor represent to Bank that at the present time Borrower is or is about to be indebted to Creditor in the sum of Two Million Five Hundred Thousand Dollars ($2,500,000.00). Borrower and Creditor acknowledge that they are entering into this Agreement in consideration of the foregoing, and for other valuable consideration, receipt of which is hereby acknowledged.

2. CERTAIN DEFINITIONS USED IN THIS AGREEMENT.

                  a. "Indebtedness" means: all debts, obligations and liabilities currently existing or now or hereafter made, incurred or created, whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by assignment or succession, whether for borrowed money or under leases, letters of credit or other obligations or documents, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether the indebted party may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable, and includes all obligations to Union Bank, a California banking corporation, which was Bank's predecessor in interest, under Borrower's Guaranty of obligations of GTI Corporation ("GTI") and any interest accruing after the filing of any case under the U.S. Bankruptcy Code or any other Insolvency Event defined below; all renewals, extensions, replacements and modifications thereof; and all attorneys' fees and costs incurred in connection with the collection and enforcement thereof or as provided in any document evidencing or relating to the Indebtedness.

                  b. "Distribution" of or with respect to Indebtedness to Creditor means any delivery or distribution to or for the benefit of Creditor of securities or other property of or with respect to Indebtedness to Creditor except solely in common stock of the same class as all of Borrower's other common stock.

                  c. "Payment" of or with respect to Indebtedness to Creditor includes any payment by cash or check, by set-off or other credit, and any redemption, acquisition, deposit, segregation, retirement, sinking fund payment or defeasance of or with respect to any Indebtedness to Creditor except solely in common stock of the same class as all of Borrower's other common stock.


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3. SUBORDINATION.

                  a. Indebtedness and Security Interests Subordinated. Creditor hereby subordinates for the term of this Agreement all Indebtedness of Borrower to Creditor ("Indebtedness to Creditor") to all Indebtedness of Borrower to Bank ("Indebtedness to Bank") and irrevocably consents, directs and agrees that all Indebtedness to Bank be paid in full in cash or cash equivalents ("cash") before any Payment or Distribution may be made on or with respect to Indebtedness to Creditor, except to the extent otherwise expressly provided in this Agreement. Creditor also hereby subordinates for the term of this Agreement any and all security or other interests it now or hereafter acquires in and to any property owned by Borrower or in which Borrower has an interest to any and all security interests of Bank in any such property, regardless of the time or order of attachment or perfection of security interests, or the filing of financing statements, or the extension of any credit, or of the validity or voidability or any such security interest of Bank. Creditor agrees not to attack or challenge the validity or effectiveness of any lien of any security interest held by Bank. Creditor also agrees that Creditor will not take a security interest in any asset or property of Borrower without the prior written consent of Bank unless Bank shall have a security interest senior to that of Creditor in such asset or property.

                  b. Permitted Payments. Creditor is entitled to receive regularly scheduled cash payments of interest and principal on its Secured Promissory Note dated on or about the date of this Agreement (the "Subordinated Debt"), but only as such Subordinated Debt is in effect on the date hereof and in the form and content furnished to Bank on or before the date hereof, unless and until any of the following: (i) Borrower fails to pay any Indebtedness to Bank as it matures and becomes due in full by its terms, the terms of which have been communicated to Creditor at any time during the term of this Agreement by receipt of documents, notice given under this Agreement or other means ("Matured Indebtedness"); or (ii) Creditor is prohibited from receiving any Payment pursuant to the terms of Section 5 of this Agreement. In no event shall Creditor be entitled to receive any whole or partial prepayments or accelerated payments (except as hereinafter expressly provided) of principal or interest without the prior written consent of Bank.

                  c. Certain Payments Held in Trust. If, notwithstanding any of the provision of the Agreement prohibiting Payments or Distributions or giving or receipt of consideration, Creditor receives any Payment or Distribution or consideration contrary to such provisions, then and in each such event such Payment or Distribution or consideration shall be received and held in trust for Bank and shall be paid over or delivered to Bank. Any cash payments so paid over shall be applied to the payment or prepayment of all Indebtedness to Bank in full after giving effect to any previous and concurrent cash payments to Bank in respect of Indebtedness to Bank. Non-cash Payments or Distributions shall be treated as provided in Section 6 (Assignment of Creditor's Rights). No amount paid by the Borrower to Creditor and paid over by Creditor to Bank pursuant to this Agreement shall, as between the Borrower and Creditor, be deemed to be a payment by the Borrower to or on account of Indebtedness to Creditor.

4. PROHIBITED ACTIONS.

                  a. No Payments for Distributions by Borrower or GTI. No direct or indirect Payment or Distribution in respect of any Indebtedness to Creditor, whether upon acceleration or otherwise, shall be made by or on behalf of the Borrower or otherwise received by or for the benefit of Creditor and no other consideration in respect to any Indebtedness to Creditor shall be given or received except as expressly permitted by this Agreement. For the purposes of this Agreement any Payment or Distribution by or on behalf of GTI (except solely in common stock of the same class as all of GTI's other common stock) received by or for the benefit of Creditor which is directly or indirectly made in respect of any Indebtedness to Creditor will be treated as made on behalf of Borrower.

                  b. No Guaranties or Security Interests. Creditor shall not demand, take or receive any guaranties, letters of credit or similar instruments, security, or security interests with respect to any Indebtedness to Creditor except that Creditor may take a security interest subordinate to Bank as provided in this Agreement in fixed assets, as determined by generally accepted accounting principles (including equipment but excluding

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without limitation working capital assets such as cash, receivables and inventory and excluding any proceeds of fixed assets) pursuant to documents approved in form and consent by Bank.

                  c. No Payments Violations of GTI's Indebtedness. No direct or indirect Payment or Distribution shall be made by or on behalf of GTI or received by or for the benefit of Creditor in violation of any documents evidencing or relating to any Indebtedness of GTI to Bank.

                  d. No Enforcement. Without limiting and in addition to other restrictions imposed by this Agreement, during the term of this Agreement Creditor shall not enforce any security interest or apply any security or other support now or hereafter existing for any Indebtedness to Creditor, sue upon, collect, or (except as expressly provided in this Agreement) receive any Payment or any Distribution with respect to any such Indebtedness, or commence or join with any creditor (other than Bank) in commencing any Insolvency Event (hereafter defined); provided, however, that nothing contained herein shall prohibit Creditor from filing a claim in any bankruptcy or liquidation of Borrower or from defending any of Creditor's interests against the claim of any person or entity.

                  e. Other Prohibitions. Without Bank's prior written consent, which may be withheld in Bank's subjective good faith discretion, and except as otherwise expressly provided in this Agreement, during the term of this Agreement (a) Creditor shall not sell, assign, transfer, endorse or grant security interests in any Indebtedness to Creditor, except subject to the terms and conditions of this Agreement; (b) no gift or loan shall be made by Borrower to Creditor; and (c) Creditor shall not waive, forgive or cancel any claim it may now or hereafter have against Borrower on any Indebtedness to Creditor.

5. PRIORITY AND PAYMENT OVER OF PROCEEDS IN CERTAIN EVENTS; SUSPENSION OF REMEDIES.

                  a. Insolvency or Dissolution of the Borrower. Upon any Payment or Distribution in any dissolution, winding up, liquidation, reorganization, arrangement, protection, relief or composition of the Borrower or its debts, whether voluntary or involuntary, total or partial, or in bankruptcy, insolvency, receivership, arrangement, reorganization, relief or other proceedings, or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Borrower (any such events or proceedings being an "Insolvency Event"), all Indebtedness to Bank shall first be paid in full in cash before Creditor shall be entitled to any Payment or Distribution with respect to any Indebtedness to Creditor. Upon the occurrence of any Insolvency Event, any Payment or Distribution (other than securities, including, without limitation, equity securities, the payment for which (i) is subordinate, at least to the extent provided in this Agreement with respect to Indebtedness to Creditor, to the payment of all Indebtedness to Bank at the time outstanding and to the payment of all securities issued in exchange therefor to the holders of all such Indebtedness to Bank at the time outstanding and (ii) is not payable prior to payment in full in cash of Indebtedness to Bank, to which Creditor would be entitled, except for the provisions of this Agreement), shall be made by Borrower, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such Payment or Distribution, directly to Bank. Cash payments received by Bank shall be applied to the payment in full in cash of all Indebtedness to Bank after giving effect to any previous and concurrent cash payments to Bank on the Indebtedness to Bank. Payments or Distributions other than in cash shall be sold and applied on the Indebtedness to Bank or held as collateral for all Indebtedness to Bank as provided in
Section 6 (Assignment of Creditor's Rights).

                  b. Default Under Indebtedness to Bank. No direct or indirect Payment or Distribution in respect of any Indebtedness to Creditor, whether upon acceleration or otherwise, shall be made by or on behalf of the Borrower or otherwise received by or for the benefit of Creditor and no other consideration in respect to any Indebtedness to Creditor shall be given or received while any Matured Indebtedness remains unpaid and is in default or if (i) Borrower has failed to pay any amount of money owing to Bank with respect to Indebtedness to Bank (a "Payment Default") and (ii) Bank has given Creditor written notice of such non-payment (a "Notice of Non-Payment"). In addition, during the continuance of any default or event with respect to any Indebtedness to Bank pursuant to which the maturity thereof may be accelerated other than a Payment Default (an "Other Default") upon written notice Creditor of such Other Default (an "Other Default Notice") from Bank and


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commencement of a "Payment Blockage Period" (as defined below), no such Payment or Distribution may be made by or on behalf of the Borrower or otherwise received by or for the benefit of Creditor upon or in respect to any Indebtedness to Creditor and no such consideration shall be given by or on behalf of the Borrower or received by Creditor for a period ("Payment Blockage Period") commencing on the date of the Creditor's receipt of the Other Default Notice and ending on the earlier of (x) the date on which the Other Default(s) giving rise to the Payment Blockage Period is (are ) cured or waived or (y) 180 days after commencement (unless, in either case, such Payment Blockage Period shall be earlier terminated by written notice to Creditor from Bank). After a Payment Blockage Period has ended, and if there does not then exist an uncured or unwaived Payment Default for which Bank has given Creditor a Notice of Nonpayment (hereafter called "an uncured or unwaived Notice of Nonpayment"), Creditor may receive all amounts paid by or on behalf of the Borrower then due to the Creditor; provided that if Borrower has made all payments due to Creditor under the Subordinated Debt as in effect on the date hereof and in the form and content furnished to Bank on or before the date hereof, except payments due solely because of acceleration by Creditor by reason of nonpayment or otherwise, then Borrower's rights thereunder shall be reinstated, and Creditor shall not have the right to immediate payment or exercise remedies with respect to such Subordinated Debt. For all purposes of this Section 5(b), Bank shall not be entitled to institute a Payment Blockage Period more often than once within any period of 360 consecutive days.

                  c. Prospective Defaults. If a Payment, Distribution or other consideration (other than solely in common stock of the same class as all Borrower's other common stock) will become due in thirty (30) days or less to Creditor, or is offered or tendered by Borrower or GTI or on behalf of Borrower or GTI or demanded by Creditor, and such Payment, Distribution or consideration, if it were to be made by or on behalf of Borrower or GTI or otherwise received by or for the benefit of Creditor upon or with respect to any Indebtedness to Creditor or Indebtedness of GTI to Creditor ("GTI Indebtedness"), would result in an event or condition (a "Prospective Default") that (i) is a default or permits the acceleration of any Indebtedness to Bank or of any Indebtedness of GTI to Bank or (ii) would constitute such a default or permit such an acceleration except for notice or the lapse of a stated grace period or both, then Bank may give an Other Default Notice to Creditor which shall have the same effect as an Other Default Notice as provided in Section 5(b) as to GTI Indebtedness to Creditor and GTI Indebtedness and shall commence a Payment Blockage Period as provided in Section 5(b) as to GTI Indebtedness to Creditor and GTI Indebtedness, notwithstanding that an Other Default does not then exist. If Bank believes in good faith that the Prospective Default will result in an actual default under any Indebtedness to Bank or GTI Indebtedness, Bank may at its option declare any or all Indebtedness to Bank or GTI Indebtedness due and payable in full and may also give Notice of Non-Payment as to Indebtedness to CReditor and GTI Indebtedness with the effect provided in this Agreement.

6. ASSIGNMENT AND WAIVER OF CREDITOR'S RIGHTS. Creditor hereby assigns and grants Bank a security interest in all its rights against Borrower of any nature, including but not limited to its present and future accounts and general intangibles constituting, arising from or related to any Indebtedness to Creditor, together with the proceeds thereof, to secure the performance of this Agreement and the payment of all Indebtedness to Bank. If any noncash Payment or Distribution to which Creditor would be entitled, except for the provisions of this Agreement, is received by Bank, Bank may sell such Payment or Distribution for the amount it believes in good faith to be the actual cash value if it is of a type customarily sold on a recognized market; otherwise, Bank shall hold such Payment or Distribution and all proceeds thereof as additional collateral for any and all Indebtedness to Bank pursuant to this Agreement, and shall apply any cash received with respect to such collateral to the Indebtedness to Bank. Creditor hereby waives any right to require Bank to proceed against any other person or to exhaust any collateral taken pursuant to this Agreement or to pursue any other remedy in Bank's power, and further agrees that Bank shall


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have no obligation to take action to preserve or assert Borrower's rights against other parties with respect to such collateral. Creditor waives all rights and defenses arising out of an election of remedies by Bank, even though that election of remedies, such as nonjudicial foreclosure of real property security, has destroyed the Creditor's rights of subrogation and reimbursement against Borrower by the operation of Section 580d of the Code of Civil Procedure or otherwise.

7. ACTIONS TO EFFECTUATE SUBORDINATION.

                  a. Authorization to Agent to Act. If Creditor does not file proper claims or proof of debt in the form required in connection with any Insolvency Event prior to thirty (30) calendar days before the expiration of the time to file such claims or proofs, then Bank shall have the right to file and prove all claims therefor and to take all such action in the name of Creditor or otherwise that Bank in good faith believes are necessary or appropriate for the enforcement of the provisions of this Agreement.

                  b. Specific Performance. Bank is entitled to specific performance of the provisions of this Agreement at any time when Creditor has failed to comply with any of the provisions of this Agreement. Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance. Borrower and Creditor hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before or after the commencement of an Insolvency Event.

8. SUBORDINATION LEGEND - FURTHER ASSURANCE. Creditor will cause the Subordinated Debt and each other instrument now or hereafter held by them evidencing any Indebtedness to Creditor to be endorsed with the following legend:

                  The indebtedness evidenced by this instrument is subordinated to the prior payment in full in cash of certain "Indebtedness to Bank" as defined in, pursuant to, and to the extent provided in that certain Subordination Agreement dated February 10, 1997 among GTI Corporation, Telemetrix, PLC and Union Bank of California, N.A. Any holder of this instrument by such holder's acceptance of such instrument agrees to be bound by, and take such instrument subject to, to the terms of the Subordination Agreement.

Creditor will further mark its books of account in such a manner as shall be effective to give proper notice of the effect of this Agreement, and will, in the case of any Indebtedness to Creditor which is not evidenced by any instrument, upon Bank's request cause such Indebtedness to Creditor to be evidenced by an appropriate instrument or instruments endorsed with the above legend.

9. SUBROGATION. Upon the payment in full in cash of all amounts payable under or in respect of the Indebtedness to Bank, and termination of any outstanding commitments of Bank to Borrower, Creditor shall be entitled on written request to (a) return of any collateral of Creditor held by Bank under this Agreement,
(b) be subrogated to the rights of Bank to receive



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Payments or Distributions made on account of Indebtedness to Bank to the extent that Payments or Distributions otherwise payable to Creditor have been applied to the payment of Indebtedness to Bank, and (c) assignment or delivery of any Payments or Distributions and collateral of Creditor then held by Bank after payment of Bank in full. Creditor shall have no recourse of any kind to Bank with respect to such rights or collateral, and Bank makes and will make no representations or warranties by transferring the same or otherwise. No payment or delivery over pursuant to the provisions of this Agreement to Bank by Creditor, shall, as among the Borrower, its creditors, and Creditor, be deemed to be a payment by the Borrower to or on account of such Indebtedness to Creditor.

10. RIGHTS OF BANK NOT TO BE IMPAIRED. No right of Bank under this Agreement shall at any time in any way be prejudiced or impaired by any act taken in good faith, or failure in good faith to act, by Bank, or by any noncompliance by the Borrower with this Agreement or of any document evidencing or relating to Indebtedness to Creditor, regardless of any knowledge thereof Bank may have or otherwise be charged with. Bank owes no implied covenants or obligations or fiduciary duties of any kind to Borrower or Creditor under this Agreement, under any other agreement, or in any other way. Without limiting the foregoing, Bank has no obligation to Borrower or Creditor to monitor disbursement of any funds in connection with any Indebtedness to Bank.

11. DILIGENT INQUIRIES. Creditor assumes the responsibility for being and keeping informed of the financial condition of Borrower and any other individual or entity liable on or with respect to any of the Indebtedness to Creditor or Bank and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness to Creditor or Bank and confirms that Bank shall have no duty to advise Creditor of any information regarding such condition or any such circumstances whether or not materially adverse.

12. CREDITOR'S AUTHORIZATION. Creditor authorizes Bank without notice, demand or consent, and without affecting Creditor's obligations and liabilities under this Agreement, from time to time, to (a) renew, compromise, extend, accelerate or otherwise change the time for payment or the terms of the Indebtedness to Bank or any part thereof, including changing the rate of interest thereon; (b) extend credit to Borrower on an unsecured basis or take security or other support for the Indebtedness to Bank and exchange, enforce, waive or release any such security or other support or any part thereof; (c) apply any such security or other support and direct the order or manner of sale as Bank, in its sole discretion, may determine; and (d) release or substitute any party liable on the Indebtedness to Bank, any guarantor of the Indebtedness to Bank, or any other party providing support for the Indebtedness to Bank.


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13. BREACH OF AGREEMENT BY BORROWER OR CREDITOR. If Borrower or Creditor
breaches any of the provisions of this Agreement, or if any of the Indebtedness to Creditor is paid in conflict with the provisions of this Agreement, Bank shall have the right to declare immediately due and payable any or all Indebtedness to Bank, and pursue all of its rights and remedies under contract or applicable law.

14. TERM OF AGREEMENT. This Agreement and the duties and obligations of Borrower and Creditor and the rights and privileges of Bank hereunder shall continue notwithstanding that from time to time no Indebtedness to Bank may be outstanding except as otherwise provided in this Section. Subject to Section 22 (Indemnification) and the provisions of any agreement to the contrary with Borrower, Creditor may terminate this Agreement as to new Indebtedness only at any time that no Indebtedness to Bank or any commitment of Bank to extend credit to Borrower exists and only by giving written notice of termination to Bank and Borrower. Such termination will not effect any rights existing or accrued under this Agreement on or before receipt of such notice. Notwithstanding any such termination, the provisions of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Indebtedness to Bank is rescinded or must otherwise be returned by Bank or the other recipient thereof, as the case may be, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

15. NOTICES. Any notice under this Agreement shall be in writing, addressed to the Party to be notified at the address set out below for such Party, and treated as given and received (a) when personally delivered, (b) when three (3) days after being sent by United States registered or certified mail, postage prepaid, or (c) when sent by telecopier to the number of the Party set out below and mechanically confirmed by the transmitting machine, provided that on the same day the sender deposits the original of such notice or communication in the United States mail, postage prepaid.



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         To Creditor:                                To Borrower:

         Telemetrix, PLC                             Valor Electronics, Inc.
         Knaves Beech Estate, Loudwater              9715 Business Park Avenue
         High Wycombe, Bucks, HP109QZ                San Diego, CA 92131
         Attn:   Company Secretary                   Attn: Bruce Myers, Chief
                                                           Financial Officer

         Telecopier: 011-44-1628-530-389             Telecopier: 619-537-2519

         To Bank:

         Union Bank of California, N.A.
         Enterprise Business Banking
         530 B Street, Fourth Floor
         San Diego, CA 92101

         Attn: Richard Petrie, Vice President

         Telecopier: 619-230-3766

Creditor, Borrower and Bank may change the address to which notices, requests, and other communications are to be sent by giving written notice of such change to each Party.

16. DISPUTE RESOLUTION.

                  a. Mandatory Arbitration. Any controversy or claim between or among the Parties, including but not limited to those arising out of or relating to this Agreement or any related agreements or instruments ("Subject Documents"), and including any claim based on or arising from an alleged tort, shall be determined by arbitration in accordance with Title 9 of the U.S. Code and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). All statutes of limitation which would otherwise be applicable shall apply to any arbitration proceeding under this paragraph (a). Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA, none of the obligations to Bank described in or covered by any of the Subject Documents are secured by real property collateral or, if so secured, all parties consent to such submission.

                  b. Judicial Reference. If the controversy or claim is not submitted to arbitration as provided and limited in paragraph (a), but becomes the subject of a judicial action, any party may elect to have all decisions of fact and law determined by a reference in accordance with applicable state law. If such an election is made, the parties shall designate to the court a referee or referees selected under the auspices of the AAA in the same manner as arbitrators are selected in AAA-sponsored proceedings. The referee or presiding referee of the panel, shall be an active attorney or retired judge. Judgment upon the award rendered shall be entered in the court in which such proceeding was commenced.

                  c. Provisional Remedies, Self Help, and Foreclosure. No provision of, or the exercise of any rights under, paragraph (a), shall limit the right of any party to exercise self help remedies such as set-off, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court


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having jurisdiction before, during or after the pendency of any arbitration. At
Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage, or by judicial foreclosure. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration.

                  d. Place of Arbitration or Judicial Action. Any arbitration between the Parties shall be held in San Diego, California. Any legal action, if permitted by this Agreement, shall be subject to the exclusive jurisdiction of the federal and/or state courts in San Diego, California.

                  e. EACH PARTY UNDERSTANDS THAT BY AGREEING TO THE TERMS OF THIS DISPUTE RESOLUTION SECTION IT IS GIVING UP ANY RIGHTS IT MAY HAVE TO A JURY TRIAL.

         To the extent any provision of this dispute resolution section is different than the terms of this Agreement, the terms of this dispute resolution section shall prevail.

17. BINDING EFFECT; BENEFITS. This Agreement shall be binding upon Borrower and Creditor, and each of their successors, representatives and assigns, and shall inure to the benefit of Bank and its successors, representatives and assigns; provided however that neither Borrower or Creditor may assign or transfer its rights or obligations under this Agreement without Bank's prior written consent. Bank reserves the right to sell, assign, or transfer its rights and powers under this Agreement in whole or in part without notice to Creditor or Borrower. In that connection, Bank may disclose all documents and information which Bank now or hereafter may have relating to this Agreement, Creditor, Borrower or their businesses. Except as expressly provided in this section, no provision of this Agreement is intended to or shall benefit any person or entity that is not a Party.

18. NO WAIVER. Any waiver, consent or approval of any kind by Bank must be in writing and shall be effective only to the extent set forth in such writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of the Agreement. No failure or delay on the part of Bank in exercising any power, right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

19. RIGHTS CUMULATIVE. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.


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20. UNENFORCEABLE PROVISIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of this Agreement shall remain valid and enforceable.

21. GOVERNING LAW/WAIVER OF NOTICE. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles. To the fullest extent permitted by law, Creditor and Borrower each hereby waives presentment, demand, protest, notice of dishonor and all other notices and demands, as well as any applicable statute of limitations.

22. INDEMNIFICATION. Borrower shall indemnify Bank against, and hold Bank harmless from, all claims, actions, losses, and expenses, including attorneys' fees and costs incurred by Bank, arising in connection with any action challenging any aspect of or the enforceability of this Agreement. This indemnification shall survive the repayment of all principal, interest and fees payable in connection with the Indebtedness to Bank and the termination of this Agreement in other respects.

23. REIMBURSEMENT. Borrower shall reimburse Bank for all costs and expenses, including without limitation reasonable attorneys' fees, expended or incurred by Bank in any arbitration, judicial reference, legal action, case under the U.S. Bankruptcy Code, or otherwise in connection with (a) the negotiation, preparation, amendment and enforcement of this Agreement, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Bank's rights, remedies and obligations under this Agreement, (b) collecting any sum which becomes due Bank under this Agreement, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, preservation or enforcement of any rights or remedies of Bank. In any arbitration, judicial reference, legal action, case under the U.S. Bankruptcy Code or other proceeding between Bank and Creditor or in which they are in dispute involving the enforcement or interpretation of the provisions of this Agreement, the prevailing party shall be entitled to its reasonable attorneys' fees and costs.

24. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and shall be in effect when each Party has executed and delivered at least one counterpart.

25. ENTIRE AGREEMENT. This Agreement is intended by Creditor, Borrower and Bank as the final complete and


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
exclusive expression of all understandings, representations or agreements (a) between Bank and Creditor relating to Borrower, its assets, any Indebtedness to Bank, or any Indebtedness to Creditor, and (b) between Borrower and Bank concerning the subject matter hereof. This Agreement may be amended or supplemented only in a writing signed by each Party to be bound by such amendment or supplement. The term "Agreement" shall be deemed to mean this Agreement as so amended or supplemented.

26. MULTIPLE BORROWERS/CREDITORS. In all cases where there is more than one Borrower, or when this Agreement is executed by more than one Creditor, the term "Borrower" and the term "Creditor" shall mean all and any one or more of them, and all terms appearing in the singular shall be deemed to have been used in the plural where the context and construction so require. The term "Creditor" and "Borrower" as used in this Agreement shall include each Creditor or Borrower, as the case may be.

27. JOINT AND SEVERAL. Should more than one person or entity sign this Agreement as Borrower or Creditor, the obligations of each signer as Borrower or Creditor, as the case may be, shall be joint and several.

IN WITNESS WHEREOF, Creditor, Borrower and Bank have executed this Agreement as of February ________, 1997.

BORROWER:                                   CREDITOR:

Valor Electronics, Inc.                     Telemetrix, PLC



By /s/ Albert J. Hugo-Martinez              By /s/ Bruce D. Rattray
   ----------------------------------          -----------------------------
       President                                  Director



By /s/ Kail Q. Seibert
   ----------------------------------
       Secretary


BANK:

Union Bank of California, N.A.



By /s/ Richard Petrie
   ----------------------------------
       Richard Petrie, Vice President



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
                           ACKNOWLEDGMENT AND CONSENT

         GTI Corporation, a California corporation, hereby acknowledges and consents to the foregoing Subordination Agreement and agrees to be bound by its provisions to the extent they apply to it.

                                          GTI Corporation



                                          By /s/ Albert J. Hugo-Martinez
                                             ------------------------------
                                                 President



                                          By /s/ Kail Q. Seibert
                                             ------------------------------
                                                 Secretary




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